Filed Pursuant to Rule 424(b)(3)
Registration No. 333-192331

KBS STRATEGIC OPPORTUNITY REIT II, INC.
SUPPLEMENT NO. 11 DATED MARCH 24, 2015
TO THE PROSPECTUS DATED AUGUST 12, 2014

This document supplements, and should be read in conjunction with, the prospectus of KBS Strategic Opportunity REIT II, Inc. dated August 12, 2014, as supplemented by supplement no. 1 dated August 25, 2014, supplement no. 2 dated September 8, 2014, supplement no. 3 dated September 22, 2014, supplement no. 4 dated October 14, 2014, supplement no. 5 dated November 14, 2014, supplement no. 6 dated November 20, 2014, supplement no. 7 dated January 5, 2015, supplement no. 8 dated January 7, 2015, supplement no. 9 dated January 14, 2015 and supplement no. 10 dated January 28, 2015. As used herein, the terms “we,” “our” and “us” refer to KBS Strategic Opportunity REIT II, Inc. and, as required by context, KBS Strategic Opportunity Limited Partnership II, which we refer to as our “Operating Partnership” and to their subsidiaries. Capitalized terms used in this supplement have the same meanings as set forth in the prospectus. The purpose of this supplement is to disclose the authorization of a stock distribution.
Distribution
On March 24, 2015, our board of directors authorized a stock distribution of 0.01 shares (or 1% based on a $10 stock price) of common stock on each outstanding share of common stock payable to all of our common stockholders of record as of the close of business on March 25, 2015.  We expect to issue this stock distribution on or about March 27, 2015.

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